Exhibit (h)(7)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (the “Manager”), and MassMutual Premier Funds, a Massachusetts business trust (the “Trust”), effective as of the 2nd day of March, 2009.

WHEREAS, the Trust is an open-end diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MassMutual Premier Money Market Fund, MassMutual Premier Short-Duration Bond Fund, MassMutual Premier Inflation-Protected Bond Fund, MassMutual Premier Core Bond Fund, MassMutual Premier Diversified Bond Fund, MassMutual Premier Strategic Income Fund, MassMutual Premier International Bond Fund, MassMutual Premier Balanced Fund, MassMutual Premier Core Value Equity Fund, MassMutual Premier Enhanced Index Core Equity Fund, MassMutual Premier Main Street Fund, MassMutual Premier Capital Appreciation Fund, MassMutual Premier Discovery Value Fund, MassMutual Premier Main Street Small Cap Fund, MassMutual Premier Small Company Opportunities Fund and MassMutual Premier Global Fund (the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1.	Expense Limitation

The Manager agrees to waive expenses or to cap the fees and expenses of the Funds (other than extraordinary litigation and legal expenses, or other non-recurring or unusual expenses), excluding Acquired Fund fees and expenses, through February 28, 2010 at the following amounts. This agreement cannot be terminated unilaterally by the Manager.

MassMutual Premier Money Market Fund

Waiver
Class N shares	0.22%
Class A shares	0.22%
Class L shares	0.18%

MassMutual Premier Short-Duration Bond Fund

Waiver
Class N shares	0.07%
Class A shares	0.07%
Class L shares	0.07%

MassMutual Premier Inflation-Protected Bond Fund

Waiver

Class N shares	0.10%
Class A shares	0.10%

MassMutual Premier Core Bond Fund

Waiver
Class N shares	0.08%
Class A shares	0.08%
Class L shares	0.08%

MassMutual Premier Diversified Bond Fund

Waiver
Class N shares	0.15%
Class A shares	0.15%
Class L shares	0.15%

MassMutual Premier Strategic Income Fund

Expense Cap
Class N shares	1.38%
Class A shares	1.16%
Class L shares	0.89%
Class Y shares	0.76%
Class S shares	0.71%

MassMutual Premier International Bond Fund

Expense Cap
Class N shares	1.50%
Class A shares	1.20%
Class L shares	0.95%
Class Y shares	0.80%
Class S shares	0.75%

MassMutual Premier Balanced Fund

Waiver
Class N shares	0.02%
Class A shares	0.02%
Class L shares	0.02%
Class Y shares	0.02%
Class S shares	0.02%

MassMutual Premier Core Value Equity Fund

Expense Cap
Class N shares	1.40%
Class A shares	1.10%
Class L shares	0.82%
Class Y shares	0.70%
Class S shares	0.60%

MassMutual Premier Enhanced Index Core Equity Fund

Expense Cap
Class N shares	1.40%

Class A shares	1.09%
Class L shares	0.84%
Class Y shares	0.69%
Class S shares	0.59%

MassMutual Premier Main Street Fund

Expense Cap
Class N shares	1.46%
Class A shares	1.16%
Class L shares	0.91%
Class Y shares	0.76%
Class S shares	0.71%

MassMutual Premier Capital Appreciation Fund

Expense Cap
Class N shares	1.46%
Class A shares	1.09%
Class L shares	0.97%
Class Y shares	0.82%
Class S shares	0.71%

MassMutual Premier Discovery Value Fund

Expense Cap
Class N shares	1.70%
Class A shares	1.40%
Class L shares	1.15%
Class Y shares	1.00%
Class S shares	0.93%

MassMutual Premier Main Street Small Cap Fund

Expense Cap
Class N shares	1.49%
Class A shares	1.14%
Class L shares	0.89%
Class Y shares	0.79%
Class S shares	0.69%

MassMutual Premier Small Company Opportunities Fund

Expense Cap
Class N shares	1.49%
Class A shares	1.14%
Class L shares	0.89%
Class Y shares	0.79%
Class S shares	0.69%

MassMutual Premier Global Fund

Expense Cap
Class N shares	1.52%
Class A shares	1.43%
Class L shares	1.14%
Class Y shares	1.03%
Class S shares	0.89%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 27th day of February, 2009.

MASSACHUSETTS MUTUAL LIFE

INSURANCE COMPANY

By: /s/Eric Wietsma

Eric Wietsma, Corporate Vice President

MASSMUTUAL PREMIER FUNDS

on behalf of each of the Funds

By: /s/Nicholas Palmerino

Nicholas Palmerino, CFO and Treasurer